Exhibit 99.4

Capmark Finance Inc.

Report on Compliance with Minimum

Master Servicing Standards

December 31, 2006

Management’s Assertion Concerning Compliance
With Minimum Master Servicing Standards

March 1, 2007

As of and for the year ended December 31, 2006, Capmark Finance Inc has complied in all material respects, with the minimum master servicing standards set forth in the company’s Master Servicing Policy (attached in exhibit II) which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers. A listing of transactions associated with master servicing responsibility is listed in exhibit I.

As of December 31, 2006, the company was covered by insurance policies providing for $100 million of fidelity bond insurance and $100 million of errors and omission insurance.

Michael I. Lipson
Executive Vice President
Capmark Services

Joseph A. Funk
Managing Director
Capmark Services

Exhibit I

Capmark Finance Inc.
Transactions Associated with Master Servicing
Responsibilities

ACMF I SERIES 1997-Cl

AETNA SERIES 1995-C5

ASC SERIES 1996-D3

ASC SERIES 1997-D4

ASC, SERIES 1997-D5

ATHERTON SERIES 1997-A

BACM 2001-1

BACM 2002-X1

BOA SERIES 2002-FX1

BKB SERIES 1997-Cl

CALSTRS SERIES 2002-C6

CAPCO, SERIES 1998-D7

CBA SERIES 2006-1PPM

CD SERIES 2006 CD3 Mortgage Trust

CG SERIES 2004-FL1

CGCMS SERIES 2005-EMG

CDC, SERIES 2002-FX1

CHASE SERIES 1996-1

CHASE SERIES 1997-1

CHASE SERIES 1996-C2

CHASE SERIES 1997-2

CHASE SERIES 1998-2

CHASE, SERIES 1998-1

CHASE, SERIES 2000-FL1

CHASE, SERIES 2001-FL1

CITIGROUP LEASE SERIES 1999-1

CHASE-FIRST UNION, 1999-1

COMM SERIES 2001-J2

COMM SERIES 2003-LNB1

COMM SERIES 2005-C6

COMM SERIES 2004-LNB4

COMM SERIES 2006-FL1

CSFB SERIES 2001-CF2

CSFB SERIES 2005-C1

CSFB 2001-SPG1

CSFB SERIES 1995-M1

COMM SERIES FL11

CIBC, INC

COMM SERIES 2006 FL12

COMM, SERIES 2001-FL5

COMM, SERIES 2004-LNB2

COMMERCIAL LENDING, LLC

Credit Suisse 2005-C1

CREDIT SUISSE FIRST BOSTON SERIES 1995-MI

CSFB SERIES 2001-CF2

CSFB SERIES 2006 C1

CSFB, SERIES 1997-PS1

CSFB, SERIES 1998-PS2

CSFB, SERIES 1999-PS3

CSFB, SERIES 2000-PS4

CSFB, SERIES 2005-C5

DEUTSCHE COMM, SERIES 2001-J2

DILLON REED, SERIES 1993-K1

DILLON REED, SERIES 1994-K1

DILLON REED, SERIES 1994-K2

DLJ1996-CF1

DLJ 1997-CF1

DLJ SERIES 1994-MF1

EDI

EDII

EMAC OWNER TRUST SERIES 1998-1

EMAC OWNER TRUST SERIES 1999-1

EMAC OWNER TRUST SERIES 2000-1

FMAC SERIES 1991-A

FMAC SERIES 1993-B

FMAC SERIES 1994-A

FMAC SERIES 1995-B

FMAC SERIES 1997-A

FMAC SERIES 1997-B

FMAC SERIES 1997-C

FMAC SERIES 1998-A

FMAC SERIES 1998-B

FMAC SERIES 1998-C

FMAC SERIES 1998-D

FMAC SERIES 2000-A

FMAC SERIES 1996-B

FMHA

FNMA SERIES 1998-M1

FNMA CEB ZIONS FIRST NATL BK

FOREST CITY SERIES 1994-1

FREEHOLD MALL 2001-FRM

G3 STRATEGIC INV. LP 2002 WL1
GFCM SERIES 2003-1
GIA SERIES 2001-A
GCCF, SERIES 2005-GG3
GGP MALL PROP TR-SER 2001-GGP1
GMAC SERIES 2006 CI
GMACCM 1999-CTL1
GMACCM 2003-C3
GMACCM 2004 C3
GMACCM SERIES I997-C1
GMACCM SERIES 1997-C2
GMACCM SERIES 1998-C1
GMACCM SERIES 1998-C2
GMACCM SERIES 1999-C1
GMACCM SERIES 1999-C2
GMACCM SERIES 1999-C3
GMACCM SERIES 2000-C1
GMACCM SERIES 2000-C2
GMACCM SERIES 2000-FL-E
GMACCM SERIES 2001-C1
GMACCM SERIES 2001-C2
GMACCM SERIES 2001-FL1
GMACCM SERIES 2003-FL1
GMACCM, SERIES 2001-A
GMACCM SERIES 2002-C3
GMACCM, SERIES 2002-C2
GMACCM, SERIES 2002-FL1
GMACCM, SERIES 2003-C1
GMACCM, SERIES 2003-C2
GMACCM, SERIES 2003-FL-SNF
GMACCM, SERIES 2004-C1
GMACCM, SERIES 2004-C2
GMACCM, SERIES 2005-C1
GMACCM-GIA
GMACCMS, SERIES 2000 C3
GMACCMS, SERIES 2000-FL-F
GMACCMS, SERIES 2002-C1
G-MAX, SERIES 2002-FX-l
GS MORTGAGE SECURITIES CORP SERIES 2001-GL III
GS MTGE SECURITIES CORP II SERIES 2001-1285
GS SERIES 1998-GLII
GSMC II, SERIES 2005-GG4

GSMSC II SERIES 1997-GL1
GSMSC II, SERIES I998-GLII
GSMSC II, SERIES 1998-GLII
GSMSC II, SERIES 1998-GLII
GSMSC II SERIES 2001-GL3
GSMSC II SERIES 2001 ROCK
GSMSC II, SERIES 2002-GSFL V
GSMSC II, SERIES 2003 Cl
GSMSC II, SERIES 2005-GSFLVII
GSMSCII SERIES 1998-C1
GSMSCII SERIES 1999-C1
HUD
IPS, SERIES 2005-1
JP MORGAN CAPITAL
JP MORGAN CHASE SERIES 2001-A
JPMC SERIES 2001-CIBCI
JPMC SERIES 2002-C3
JPMC SERIES 2004-C1
JPMC SERIES 2004-CIBC10
JPMC SERIES 2004-CIBC8
JPMC SERIES 2004-LN2
JPMC SERIES 2005-LDP4
JPMC SERIES 2005-LDP5
JPMC SERIES 2001-A
JPMC SERIES 2004-CIBC9
JPMC SERIES 2005 LDP4
JPMC SERIES 2006 CIBC 14
JPMC SERIES 2006 CIBC 16
JPMC SERIES 2006 LDP7
JPMC SERIES LDP7
JPMC, SERIES 2004-C2
JPMC, SERIES 2005 LDP4
JPMC, SERIES 2005-CIBC11
JPMC, SERIES 2005-CIBC12
JPMC, SERIES 2005-LDP3
JPMCC SERIES 2006-FL2
JPMCC SERIES 2006 LDP6
JPMCC SERIES 2006-LDP9
L LEHMAN BROERS HOLDINGS, INC.
LASALLE SERIES 2005-MF1
LASALLE SERIES 2006 MF2
LASALLE SERIES 2006 MF3

LB COMMERCIAL SERIES 1996-C2

LB COMMERCIAL SERIES 1998-C1

LEHMAN BROTHERS SERIES 1995-C2

LEHMAN BROTHERS SERIES 1992-1

LEHMAN BROTHERS SERIES 1992-2

LLL SERIES 1997-LL1

LONG LANE MASTER TRUST

LIBRARY TOWERS

LTC, SERIES 1998-1

MCF SERIES 1993-C1 & C2

MCF SERIES 1996-MC1

MCF SERIES 1996-MC2

MCF SERIES 1998-MC1

MCF SERIES 1998-MC3

MCF SERIES 1998-MC2

MERRILL LYNCH SERIES 1998-C1

MERRILL LYNCH SERIES 1996-C1

MERRILL LYNCH SERIES 1997-C1

MERRILL LYNCH SERIES I998-C2

MERRILL LYNCH 1999 CANADA 2

MERRILL LYNCH SERIES 1995-C3

MERRILL LYNCH SERIES 1996-C1

MERRILL LYNCH SERIES 1998-C1-CTL

MERRILL, SERIES 1997-C1

MLCFC TRUST SERIES 2006-3

MLML SERIES 2000-BELL MOBILITY

MLMT SERIES 2005 LC 1

MORGAN STANLEY 2002 HQ

MORGAN STANLEY SERIES 1997-Cl

MORGAN STANLEY SERIES 1997-XL1

MORGAN STANLEY SERIES 1998-CF1

MORGAN STANLEY SERIES 1998-HF1

MORGAN STANLEY SERIES 1998-HF2

MORGAN STANLEY SERIES 2002-HQ

MORGAN STANLEY SERIES 1999-RM1

MSCI, SERIES 2003-IQ5

MSDW 2005 IQ 10

MSDW SERIES 2001-PPM

MSDW, SERIES 1997-HF1

MSDW, SERIES I999-FNV1

MSDW, SERIES 2001-IQ

MSDW SERIES 2002-IQ3

MSDW SERIES 2002-WM
MSDW, SERIES 2003-1Q4
MSIC SERIES 2006 IQ12
NATIONSLINK SERIES 1996-1
NB SERIES DMC
NEW ENGLAND MUTUAL LIFE 1993-1
NOMURA ASSET SERIES 1993-1
NOMURA ASSET SERIES 1995MD-IV
NOMURA ASSET SERIES 1996MD-VI
NOMURA SERIES 1998-D6
NOMURA, SERIES 1998-STI
OREGAN, SERIES 1995-1
PAINE WEBBER SERIES 1996-MI
PRUDENTIAL SECURITIES
REAL-T, SERIES 2004-1
RJ MORTGAGE, SERIES 1993-K-A
SASCO SERIES 1997-CI
SASCO SERIES 1997-LLI
SB SERIES 1999-C1
SB SERIES 2000-C1
SC FUNDING, SERIES 1993-1
SDC MACERICH PROPERTIES LP CMO
TW HOTEL SERIES 2005-LUX
U-HAUL SERIES 1993-1
USGI SERIES 1992-1

Exhibit II

CAPMARK FINANCE Inc.
Minimum Master Servicing Policy

I.              CUSTODIAL BANK ACCOUNTS

1.                Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

•      Be mathematically accurate;

•      Be prepared within thirty (30) calendar days after the cutoff date;

•      Be reviewed and approved by someone other than the person who prepared the reconciliation; and

•      Document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of identification.

2.     Funds of the servicing entity shall be advanced as specified in the servicing agreement in cases where there is an overdraft in an investor’s or a mortgagor’s account and an advance is specified in the investor’s Servicing Agreement.

3.     All cash for each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor or in an investment account in accordance with the applicable servicing agreement requirements.

4.     Escrow funds held in trust for a mortgagor shall be returned to the mortgagor within thirty (30) calendar days of payoff of the mortgage loan.

II.            MORTGAGE PAYMENTS

1.     Mortgage payments which are properly identified with the Company’s account number and which agree to the total amount of the scheduled payment due shall be deposited into the clearing bank accounts and related custodial bank accounts within two business days of receipt. Any mortgage payments which do not meet these parameters will be researched and deposited into the appropriate bank accounts within five business days of receipt.

2.     Mortgage payments made in accordance with the mortgagor’s loan documents shall be posted to the applicable mortgagor records within two business days of receipt.

III.           DISBURSEMENTS

1.        Disbursements made via wire transfer on behalf of a mortgagor or investor shall be made only by authorized personnel.

2.        Amounts remitted to investors per the servicer’s investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.           INVESTOR ACCOUNTING AND REPORTING

1.     The servicing entity’s investor reports shall agree with, or reconcile to, investors records on a monthly basis as to the total unpaid principal balance and number of loans serviced by the servicing entity.

V.             INSURANCE POLICIES

1.     A fidelity bond and errors and omissions policy shall be in effect on the servicing entity in the amount of coverage represented to investors in management’s assertion.

VI.            MONITORING OF SUBSERVICER COMPLIANCE

1.                   Within 120 days of calendar year end or subservicer’s year end, the subservicer’s management assertions about compliance with minimum servicing standards, which were derived from the Mortgage Banker’s Association of America’s Uniform Single Attestation Program for Mortgage Bankers, and the Independent Auditors Report on management’s assertions shall be reviewed, and if material exceptions are found, appropriate corrective action will be taken.

2.         An annual certification from each subservicer stating that the subservicer is in compliance with its subservicing agreement shall be obtained for the previous calendar year.